UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2012

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the “Company”) held on Tuesday, May 1, 2012, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below.

The following nominees for directors were elected to serve three-year terms expiring in 2015:

Nominee	For	Against	Abstentions	Broker Non-Votes
Rhys J. Best	172,281,130	5,140,964	2,160,447	9,318,565
Robert Kelley	176,586,914	891,557	2,104,070	9,318,565
P. Dexter Peacock	167,779,407	9,698,332	2,104,802	9,318,565

The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2012 was ratified:

For	Against	Abstentions	Broker Non- Votes
181,265,004	7,586,844	49,258	—

The non-binding advisory vote on the compensation of the Company’s named executive officers was approved:

For	Against	Abstentions	Broker Non- Votes
171,042,197	6,292,608	2,247,736	9,318,565

An amendment to the Company’s Certificate of Incorporation to increase the authorized shares of common stock was approved:

For	Against	Abstentions	Broker Non- Votes
157,946,144	30,747,885	207,077	—

Amendments to the Company’s By-laws to eliminate the classified board of directors were approved:

For	Against	Abstentions	Broker Non- Votes
179,238,639	205,041	138,861	9,318,565

A stockholder proposal to adopt a policy that incentive compensation for senior executives include a range of non-financial measures based on sustainability principles was not approved:

For	Against	Abstentions	Broker Non- Votes
12,783,613	162,078,503	4,720,425	9,318,565

A stockholder proposal for the board of directors to prepare a sustainability report was not approved:

For	Against	Abstentions	Broker Non- Votes
59,065,065	90,002,577	30,514,899	9,318,565

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By: /s/ Todd M. Roemer

                    Todd M. Roemer

                             Controller

Date: May 3, 2012